                                                                EXHIBIT 1-A




                           FORD MOTOR CREDIT COMPANY

                                DEBT SECURITIES

                             UNDERWRITING AGREEMENT


                                                                           , 199



To [Name and address of Representative[s]]




Ladies and Gentlemen:

   Ford Motor Credit Company, a Delaware corporation (the "Company"), proposes from time to time to enter into one or more Pricing Agreements (each a "Pricing Agreement") in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firm or firms named in
Schedule I to the applicable Pricing Agreement (such firm or firms constituting the "Underwriters" with respect to such Pricing Agreement and the securities specified therein) certain of its debt securities (the "Securities") specified in Schedule II to such Pricing Agreement (such Securities, as so specified in such Pricing Agreement, being herein sometimes referred to as the "Designated Securities"), less the principal amount of Designated Securities covered by Delayed Delivery Contracts, if any, as provided in Section 3 hereof and as may be specified in Schedule II to such Pricing Agreement (such Designated Securities to be covered by Delayed Delivery Contracts, as so specified in such Pricing Agreement, being herein sometimes referred to as "Contract Securities" and the Designated Securities to be purchased by the Underwriters (after giving effect to the deduction, if any, for Contract Securities) being herein sometimes referred to as "Underwriters' Securities").

   The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the indenture dated as of February 1, 1985 (such indenture, together with any indentures supplemental thereto, being herein referred to as the "Indenture") between the Company and Chemical Bank, Trustee (the "Trustee").

   1. Particular sales of Designated Securities may be made from time to time to the Underwriters of such Securities, for whom [Name of Representative[s]] will act as
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                                      2

representative[s] (the "Representative[s]").  This Underwriting
Agreement shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any of the Underwriters to purchase the Securities. The obligation of the Company to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall state the aggregate principal amount of such Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the principal amount of such Designated Securities to be purchased by each Underwriter, whether any of such Designated Securities shall be covered by Delayed Delivery Contracts (as defined in Section 3 hereof) and the commission payable to the Underwriters with respect thereto, and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the registration statement and the prospectus with respect thereto and the Indenture) the terms of such Designated Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of facsimile transmissions. Each Pricing Agreement shall be deemed to be an agreement by the Company and the Underwriters to be bound by the terms of this Agreement. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

   2. The Company represents and warrants to, and agrees with, each of the Underwriters that:

   (a) Registration statement (No. 33-55945) on Form S-3 in respect of the Securities has been filed with the Securities and Exchange Commission (the "Commission"), in the form heretofore delivered to the Representative[s], and such registration statement in such form has been declared effective by the Commission; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statement being hereinafter called the "Preliminary Prospectus", the various parts of such registration statement, including all exhibits thereto but excluding Form T-1, each as amended at the time such part became effective, being hereinafter referred to as the "Registration Statement", and the prospectus relating to the Securities, in the form in which it has most recently been filed, or mailed for filing, with the Commission on or prior to the date of this Agreement, being hereinafter called the "Prospectus"; any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act of 1933, as amended (the "Act"), as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to include any documents filed after the effective date of the Registration Statement or the date of such

  Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and so incorporated by reference; and any reference to the phrase "Prospectus as amended or supplemented" shall be deemed to refer to the Prospectus as amended or supplemented to describe the offering of a particular series of Designated Securities in the form in which it is first filed, or mailed for filing, with the Commission pursuant to Rule 424 under the Act, including any documents incorporated by reference therein as of the date of such filing or mailing;

   (b) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and any further documents so filed and incorporated by reference, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

   (c) The Registration Statement and the Prospectus conform, and any amendments or supplements thereto will conform, in all material respects to the requirements of the Act, the Exchange Act, where applicable, and the rules and regulations of the Commission under the Act or the Exchange Act, as applicable, and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any supplement thereto, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representative[s] expressly for use in the Prospectus as amended or supplemented relating to such Securities; when the Registration Statement became effective the Indenture was, and at all times thereafter the Indenture has been and will be, duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and when the Registration Statement became effective the Indenture conformed, and at all times thereafter the Indenture has conformed and will conform, in all material respects to the requirements of the Trust Indenture Act;

   (d) The Company and Ford Holdings, Inc. ("Holdings") have each been duly incorporated, and each is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation; and each has corporate power and authority, and has all licenses, permits, orders and other governmental and regulatory approvals, to own or lease its properties and conduct its business in the jurisdictions in which such business is transacted as described in the Prospectus, with only such exceptions as are not material to the business of the Company and its subsidiaries considered as a whole;

   (e) This Agreement has been duly authorized, executed and delivered on behalf of the Company; upon execution and delivery of each Pricing Agreement by the

  Company, such Pricing Agreement shall have been duly authorized, executed and delivered on behalf of the Company and, when executed and delivered by the Representative[s], will be a valid and legally binding agreement of the Company in accordance with its terms; on the date of each Pricing Agreement with respect to the Designated Securities covered thereby, such Designated Securities shall be duly authorized, and, when such Designated Securities are authenticated as contemplated by the Indenture and issued and delivered in accordance with this Agreement and the Pricing Agreement applicable to such Designated Securities and, in the case of any Contract Securities, pursuant to Delayed Delivery Contracts applicable to such Contract Securities, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company in accordance with their terms and will be entitled to the benefits provided by the Indenture, which will be substantially in the form included as an exhibit to the Registration Statement; and the Indenture has been duly authorized by the Company, and, as executed and delivered by the Company and the Trustee, constitutes a valid and legally binding instrument of the Company in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;

   (f) In the event that any of the Securities are purchased pursuant to Delayed Delivery Contracts, each of such Delayed Delivery Contracts has been duly authorized by the Company and, when executed and delivered on behalf of the Company and duly authorized, executed and delivered on behalf of the purchaser thereunder, will constitute a valid and legally binding agreement of the Company in accordance with its terms;

   (g) There is no consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or other governmental body having jurisdiction over the Company which is required for, and the absence of which would materially affect, the issue and sale of any Designated Securities as contemplated by this Agreement or, in the case of any Contract Securities, Delayed Delivery Contracts with respect to such Contract Securities, or the execution, delivery or performance of the Indenture, except the registration under the Act of the Securities, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the securities or Blue Sky laws of any jurisdiction in connection with the public offering of the Securities by the Underwriters; and

   (h) Coopers & Lybrand L.L.P., who have certified certain of the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus, are, to the best knowledge of the Company, independent certified public accountants as required by the Act and the rules and regulations of the Commission thereunder.
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                                       5

   3. Upon the execution of the Pricing Agreement applicable to any Designated Securities and authorization by the Representative[s] of the release of the Underwriters' Securities, the several Underwriters propose to offer the Underwriters' Securities for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented, and, in connection with such offer or the sale of such Designated Securities, will use the Prospectus as amended or supplemented, together with any amendment or supplement thereto, that specifically describes such Designated Securities, in the form which has been most recently distributed to them by the Company, only as permitted or contemplated thereby, and will offer and sell such Designated Securities only as permitted by the Act and the applicable securities laws or regulations of any jurisdiction. The Representative[s] will use [its] [their] best efforts to inform the Company when [it has] [they have] authorized the sale of the Underwriters' Securities to the public and when [it has] [they have] been advised that such Underwriters' Securities have been sold by the several Underwriters within a reasonable period of time after such sales are completed.

   The Company may specify in Schedule II to the Pricing Agreement applicable to any Designated Securities that the Underwriters are authorized to solicit offers to purchase Designated Securities from the Company pursuant to delayed delivery contracts (herein called "Delayed Delivery Contracts"), substantially in the form of Annex II attached hereto but with such changes therein as the Representative[s] and the Company may authorize or approve. If so specified, the Underwriters will endeavor to make such arrangements, and as compensation therefor the Company will pay to the Representative[s], for the accounts of the Underwriters, at the Time of Delivery (as defined in Section 4 hereof), such commission, if any, as may be set forth in such Pricing Agreement. Delayed Delivery Contracts, if any, shall be with institutional investors of the types described in the Prospectus as amended or supplemented and subject to other conditions therein set forth. The Company will enter into a Delayed Delivery Contract in each case where the Underwriters have arranged for such a contract and the Company has advised the Representative[s] of its approval of the proposed sale of Contract Securities to the purchaser thereunder; provided, however, that the minimum principal amount of Contract Securities covered by any Delayed Delivery Contract (or the aggregate amount under Delayed Delivery Contracts with related purchasers) shall be $1,000,000 and the aggregate principal amount of all Contract Securities shall not exceed the maximum aggregate principal amount specified in Schedule II to the Pricing Agreement with respect to the Designated Securities specified therein, unless the Company shall otherwise agree in writing. However, if the aggregate principal amount of Contract Securities requested for delayed delivery is less than the minimum aggregate principal amount specified in such Schedule II, the Company will have the right to reject all requests. Each Underwriter to whom Contract Securities have been attributed will make reasonable efforts to assist the Company in obtaining performance by the purchaser in accordance with the terms of the Delayed Delivery Contract covering such Contract Securities, but no Underwriter will have any liability in respect of the validity or performance of any Delayed Delivery Contract.

   The Company will notify the Representative[s] not later than 3:30 p.m., New York City time, on the third business day preceding the Time of Delivery specified in the
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                                       6

applicable Pricing Agreement (or such other time and date as the Representative[s] and the Company may agree upon in writing), such notice to be confirmed in writing prior to such Time of Delivery, of the principal amount of Contract Securities, and the name of, and principal amount thereof to be purchased by, each purchaser. The principal amount of Contract Securities to be deducted from the principal amount of Designated Securities to be purchased by each Underwriter as set forth in Schedule I to the Pricing Agreement applicable to such Designated Securities shall be, in each case, the principal amount of Contract Securities of which the Company has been advised in writing prior to the time of Delivery by the Representative[s] as having been attributed to such Underwriter, provided that, if the Company has not been so advised, the amount of Contract Securities to be so deducted shall be, in each case, that proportion of Contract Securities which the principal amount of Designated Securities to be purchased by such Underwriter under such Pricing Agreement bears to the total principal amount of the Designated Securities (rounded, as the Representative[s] may determine, to the nearest $1,000 principal amount) and that, subject to Section 8 hereof, the total principal amount of Underwriters' Securities to be purchased by all of the Underwriters pursuant to such Pricing Agreement shall be the total principal amount of Designated Securities set forth in Schedule I to such Pricing Agreement less the principal amount of the Contract Securities.

   4. Underwriters' Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto shall be delivered (to the extent practicable) in definitive form or in the form of one or more global securities, as specified in such Pricing Agreement, by the Company to the Representative[s], for the account of such Underwriter, against payment of the purchase price therefor by such Underwriter or on its behalf, by certified or bank cashier's check or checks, payable to the order of the Company, or by wire or internal bank transfer to an account specified by the Company, in the funds specified in such Pricing Agreement, all at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representative[s] and the Company may agree upon in writing, such time and date being herein called the "Time of Delivery" for such Securities. If any Underwriters' Securities are to be delivered in definitive form, the Underwriters' Securities so delivered shall be in such authorized denominations and shall be registered in such name or names as the Representative[s] shall request in writing at least 48 hours prior to the Time of Delivery. For the purpose of expediting the checking of such Securities by the Representative[s], the Company agrees to make such Securities available to the Representative[s] not later than 9:00 a.m., New York City time, on the business day next preceding the Time of Delivery at the office of the Representative[s] designated in Section 11 hereof. If any Underwriters' Securities are to be delivered in global form, unless otherwise provided in the applicable Pricing Agreement, the Underwriters' Securities as delivered shall be deposited with, or on behalf of, the Depository Trust Company (the "Depository") and registered in the name of the Depository's nomineee.

   Concurrently with the delivery of and payment for the Underwriters' Securities, the Company will deliver to the Representative[s] for the accounts of the Underwriters a check payable to the order of the Representative[s] in the amount of any compensation payable by the Company to the Underwriters in respect of any Delayed Delivery Contracts as provided in

Section 3 hereof and in the Pricing Agreement relating to such Securities, or such amount may be deducted from the amounts delivered pursuant to the preceding paragraph.

   5.  The Company agrees with each of the Underwriters of any Designated
Securities:

   (a) To make no amendment or any supplement to the Registration Statement or the Prospectus as amended or supplemented after the date of the Pricing Agreement relating to such Designated Securities and prior to the Time of Delivery for such Designated Securities prior to having furnished the Representative[s] with a copy of the proposed form thereof and given the Representative[s] a reasonable opportunity to review the same; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus as amended or supplemented and for so long as the delivery of a prospectus is required by law in connection with the offering or sale of such Designated Securities, and during such same period to advise the Representative[s], promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or become effective or any supplement to the Prospectus as amended or supplemented or any amended Prospectus has been filed or mailed for filing, of the issuance of any stop order by the Commission, of the suspension of the qualification of such Designated Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus as amended or supplemented or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to such Designated Securities or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

   (b) Promptly from time to time to take such action as the Representative[s] may reasonably request in order to qualify such Designated Securities for offering and sale under the securities laws of such states as the Representative[s] may request and to continue such qualifications in effect so long as necessary under such laws for the distribution of such Designated Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation to do business, or to file a general consent to service of process in any jurisdiction, and provided further that the expense of maintaining any such qualification more than one year from the date of the Pricing Agreement with respect to such Designated Securities shall be at the expense of the Underwriters;

   (c) To furnish the Underwriters with copies of the Registration Statement (excluding exhibits) and copies of the Prospectus as amended or supplemented in such quantities as the Representative[s] may from time to time reasonably request; and if, before a period of six months shall have elapsed after the date of the Pricing Agreement applicable to such Designated Securities and the delivery of a prospectus shall be at the time required by law in connection with sales of any such Designated Securities, either (i) any event shall have occurred as a result of which the Prospectus as amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus as amended or supplemented or to file under the Exchange Act any document incorporated by reference into the Prospectus as amended or supplemented in order to comply with the Act or the Exchange Act, to notify the Representative[s] and upon [its] [their] request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer participating in the distribution of such Designated Securities as many copies as the Representative[s] may from time to time reasonably request of an amendment or a supplement to the Prospectus as amended or supplemented which will correct such statement or omission or effect such compliance; and in case any Underwriter is required by law to deliver a prospectus in connection with sales of any of such Designated Securities at any time six months or more after the date of such Pricing Agreement, upon the request of the Representative[s], but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Representative[s] may request of an amended or supplemented prospectus complying with Section 10(a)(3) of the Act;

   (d) To make generally available to its security holders as soon as practicable, but in any event no later than eighteen months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Act), an earning statement of the Company and its consolidated subsidiaries complying with Rule 158 under the Act and covering a period of at least twelve consecutive months beginning after such effective date;

   (e) During a period of five years from the date of the Pricing Agreement applicable to such Designated Securities, to furnish to the Representative[s] copies of all reports or other communications (financial or other) furnished to security holders, and to deliver to the Representative[s], during such same period, (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any of the Securities or any class of securities of the Company is listed, and (ii) such additional information concerning the business and financial condition of the Company as the Representative[s] may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission); and

   (f) To pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including the cost of all qualifications of such Designated

  Securities under state securities laws (including reasonable fees and disbursements of counsel to the Underwriters in connection with such qualifications and with legal investment surveys), any fees of rating agencies with respect to the Securities and the cost of printing this Agreement, each Pricing Agreement and any Delayed Delivery Contracts (it being understood that, except as provided in this subsection (f) and in
  Section 10 hereof, the Underwriters will pay all of their own costs and expenses, including the cost of printing any Agreement among Underwriters, the fees of their counsel, transfer taxes on resale of any of such Designated Securities by them and any advertising expenses connected with any offers that they may make).

   (g) On any date on which Ford Motor Company ("Ford") shall release to the general public interim financial information included in or derived from Ford's consolidated statement of income for a period ending on the last day of the preceding calendar quarter, the Company shall cause Coopers & Lybrand L.L.P. forthwith to furnish the Representative[s] a letter, dated no earlier than two days prior to the date of such release, substantially in the form of Annex III hereto.

   6. The obligations of the Underwriters of any Designated Securities under the Pricing Agreement applicable to such Designated Securities shall be subject, in the discretion of the Representative[s], to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery for such Designated Securities, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, in all material respects, and the following additional conditions:

   (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with or otherwise satisfied;

   (b) J.M. Rintamaki, Esq., an Assistant General Counsel and Secretary of Ford, and J.D. Bringard, Esq., Vice President - General Counsel of the Company, or other counsel satisfactory to the Representative[s] in [its] [their] reasonable judgment, shall have furnished to the Representative[s] their written opinion, dated the Time of Delivery for such Designated Securities, in form satisfactory to the Representative[s] in [its] [their] reasonable judgment, to the effect that:

        (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power under the laws of such State to own its properties and conduct its business as described in the Prospectus as amended or supplemented, and is duly qualified and in good standing to do business as a foreign corporation in the State of Michigan;

       (ii) The Company has an authorized capital stock as set forth in the Prospectus as amended or supplemented, and all the outstanding shares of its capital stock have been duly and validly authorized and issued and are owned of record and beneficially by Ford, and have not been pledged or otherwise encumbered by Ford;

      (iii) Holdings has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power under the laws of the State of Delaware to own its properties and conduct its business as presently conducted;

       (iv) This Agreement and the Pricing Agreement applicable to the Designated Securities each have been duly authorized, executed and delivered by the Company;

        (v) The Indenture has been duly authorized, executed and delivered by, and constitutes a valid and binding instrument of, the Company and has been duly qualified under the Trust Indenture Act;

       (vi) In the event that any of the Designated Securities are to be purchased pursuant to Delayed Delivery Contracts, each Delayed Delivery Contract, which has been executed by the Company, has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the purchaser thereunder, is a valid and binding agreement of the Company;

      (vii) The Designated Securities have been duly authorized; the Underwriters' Securities, assuming due authentication by the Trustee, have been duly executed, authenticated, issued and delivered and constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture; and the Contract Securities, if any, when duly executed and authenticated as provided in the Indenture and issued and delivered in accordance with the Delayed Delivery Contracts, if any, will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture;

     (viii) The issue and sale of the Designated Securities and the compliance by the Company with all provisions of the Designated Securities, the Indenture, this Agreement, the Pricing Agreement applicable to the Designated Securities and each of the Delayed Delivery Contracts, if any, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (in each case material to the Company and its subsidiaries considered as a whole), or result in the creation or imposition of any lien, charge or encumbrance (in each case material to the Company and its subsidiaries considered as a whole) upon any of the property or assets of the Company or Holdings pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or other similar agreement or instrument known to such counsel under which the Company or Holdings is a debtor or a guarantor, nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company;

       (ix) The documents incorporated by reference in the Prospectus as amended or supplemented (other than the financial statements and other accounting information contained or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

        (x) The Registration Statement has become effective under the Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission; the Registration Statement and the Prospectus as amended or supplemented and any further amendments and supplements thereto made by the Company prior to the Time of Delivery for the Designated Securities (other than Exhibits 12-A and 12-B to the Registration Statement and the financial statements and other accounting information contained in the Registration Statement or the Prospectus as amended or supplemented or any further amendments or supplements thereto, or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; and the statements in the Registration Statement and the Prospectus as amended or supplemented in the sections thereof describing the Securities and the Designated Securities are accurate and fairly present the information required or purported to be shown;

       (xi) The Amended and Restated Profit Maintenance Agreement dated as of July 1, 1993 between Ford and the Company (filed as an exhibit to the Company's Annual Report on Form 10-K incorporated by reference in the Prospectus as amended or supplemented) has been duly authorized, executed and delivered by the parties thereto and is a valid and binding agreement of such parties;

      (xii) Such counsel believe that the Registration Statement (other than Exhibits 12-A and 12-B thereto and the financial statements and other accounting information contained therein or omitted therefrom, as to which such counsel need express no opinion) and any amendment thereto, at the time the same became effective, did not contain any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

     (xiii) Such counsel believe that at the Time of Delivery the Prospectus as amended or supplemented (other than the financial statements and other accounting information contained therein or omitted therefrom, as to which such counsel need express no opinion) together with any supplement thereto does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

      (xiv) Such counsel do not know of any contract or other document of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus as amended or supplemented which is not filed or incorporated by reference or described as required; and

       (xv) Such counsel do not know of any legal or governmental proceeding pending to which the Company or Holdings is a party or of which any property of the Company or Holdings is the subject, and no such proceedings are known by such counsel to be threatened or contemplated by governmental authorities or threatened by others, other than as set forth or contemplated in the Prospectus as amended or supplemented and other than such proceedings which, in their opinion, will not have a material adverse effect upon the general affairs, financial position, net worth or results of operations (on an annual basis) of the Company and its subsidiaries considered as a whole.

  Such opinion may be made subject to the qualification that the enforceability of the terms of the Indenture, the Delayed Delivery Contracts, if any, the Designated Securities and that certain agreement referred to in paragraph
  (xi) of this subsection (b) may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

   (c) Shearman & Sterling, counsel to the Underwriters, shall have furnished to the Representative[s] their written opinion, dated the Time of Delivery for such Designated Securities, in form satisfactory to the Representative[s] in [its] [their] reasonable judgment, to the effect that:

        (i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware and has the corporate power under the laws of such State to own its properties and carry on its business as set forth in the Prospectus as amended or supplemented;

       (ii) The Indenture has been duly qualified under the Trust Indenture Act, has been duly authorized, validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company;

      (iii) The Designated Securities have been duly authorized by the Company; the Underwriters' Securities, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered and paid for as provided in this Agreement and the applicable Pricing Agreement, will have been duly issued under the Indenture and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture; and any Contract Securities (if executed by the Company and authenticated by the Trustee as aforesaid), when delivered and paid for as provided in the Delayed Delivery Contracts, will have been duly issued under the Indenture and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture;

       (iv) The documents incorporated by reference in the Prospectus as amended or supplemented (other than the financial statements and other accounting information contained or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), when they were filed with the Commission, appeared on their face to be appropriately responsive in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

        (v) The Registration Statement has become effective under the Act, is still effective, and to the best knowledge of such counsel no proceedings for a stop order are pending or threatened;

       (vi) The Registration Statement and the Prospectus as amended or supplemented and any further amendments or supplements thereto made by the Company prior to the Time of Delivery for the Designated Securities (other than Exhibits 12-A and 12-B to the Registration Statement and the financial statements and other accounting information contained in the Registration Statement or the Prospectus as amended or supplemented or any further amendments or supplements thereto, or omitted therefrom, as to which such counsel need express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder;

      (vii) The Indenture and the Designated Securities conform as to legal matters with the descriptions thereof contained in the Registration Statement and the Prospectus as amended or supplemented; and

     (viii) This Agreement and the Pricing Agreement with respect to the Designated Securities have been duly authorized, executed and delivered by the Company.

  Such opinion shall also state that, while the such counsel have not verified, and are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, they have generally reviewed and discussed such statements with the certain officers and employees of the Company and Ford, with their counsel and auditors and with the representatives of the Underwriters, and in the course of such review and discussions, no facts came to the attention of such counsel which lead them to believe that either the Registration Statement, at the time that such Registration Statement [originally] became effective [and at the time at which the Company filed its Annual Report on Form 10-K] (other than the financial statements and other accounting information contained therein, or omitted therefrom, as to which they have not been requested to comment), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date thereof (other than the financial statements and other accounting information contained therein, or omitted therefrom, as to which they have not been requested to comment), included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such opinion may be made subject to the qualification that the enforceability of the terms of the Indenture and the Designated Securities may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

   (d) (i) At the time of execution of this Agreement, Coopers & Lybrand L.L.P. shall have furnished to [Name of Representative[s]] a letter dated the effective date of the Registration Statement, (ii) at the time of execution of the Pricing Agreement for such Designated Securities, Coopers & Lybrand L.L.P. shall have furnished to the Representative[s] a letter dated the date of such Pricing Agreement, and (iii) at the Time of Delivery for such Designated Securities, Coopers & Lybrand L.L.P. shall have furnished to the Representative[s] a letter dated such Time of Delivery, in each case in form reasonably satisfactory to [Name of Representative[s]] or the Representative[s], as the case may be, to the effect set forth in Annex IV hereto and, with respect to such letter dated such Time of Delivery, as to such other matters as the Representative[s] may reasonably request as shall be referred to in Schedule II to the Pricing Agreement applicable to such Designated Securities;

   (e) (i) At the time of execution of this Agreement, (ii) at the time of execution of the Pricing Agreement for such Designated Securities, and (iii) at the Time of Delivery for such Designated Securities the Company shall have caused to be furnished to [Name of Representative[s]] or the Representative[s], as the case may be, such additional letters from Coopers & Lybrand L.L.P. relating to financial statements of Holdings and its subsidiaries included in the Registration Statement and the Prospectus, if any, in such form and dated as of such dates as [Name of Representative[s]] or the Representative[s] shall reasonably request.

   (f) Since the respective dates as of which information is given in the Prospectus as amended or supplemented, there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or assets of the Company and its subsidiaries considered as a whole, or any material adverse change in the financial position or results of operations of the Company and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented, which in any such case makes it impracticable or inadvisable in the reasonable judgment of the Representative[s] to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented;

   (g) Since the time of execution of the Pricing Agreement applicable to the Designated Securities, the United States shall not have become engaged in hostilities which have resulted in the declaration of a national emergency or a declaration of war, which makes it impracticable or inadvisable in the reasonable judgment of the Representative[s] to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented; and

   (h) The Company shall have furnished or caused to be furnished to the Representative[s], at the Time of Delivery for such Designated Securities, certificates in form satisfactory to them in their reasonable judgment to the effect that: (i) the representations and warranties of the Company contained in this Agreement are true and correct on and as of such Time of Delivery as though made at and as of such Time of Delivery; (ii) the Company has duly performed, in all material respects, all obligations required to be performed by it pursuant to the terms of this Agreement at or prior to such Time of Delivery; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied; and (iv) at and as of such Time of Delivery the Registration Statement and the Prospectus as amended or supplemented do not contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no such certificate shall apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein.

   The obligations of the Company and the Underwriters of any Designated Securities under the Pricing Agreement applicable to such Designated Securities are subject to the additional condition that there shall have been furnished to the Company and such

Underwriters, at the Time of Delivery for such Designated Securities, such certificates of officers and opinions of counsel as shall, in the reasonable judgment of the Representative[s] and the Company, be appropriate to indicate that the Indenture has been duly authorized, executed and delivered by the Trustee and is a valid and binding agreement of the Trustee.

   7. (a) The Company will indemnify and hold harmless each Underwriter of the applicable Designated Securities against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject with respect to such Designated Securities, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement or the Prospectus as amended or supplemented, or any amendment or supplement thereto with respect to such Designated Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Designated Securities through the Representative[s] expressly for use therein; and provided, further, that the Company shall not be liable to any Underwriter of Designated Securities or any person controlling such Underwriter under the indemnity agreement in this subsection (a) with respect to any of such documents to the extent that any such loss, claim, damage or liability of such Underwriter or controlling person results from the fact that such Underwriter sold such Designated Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference), whichever is most recent, if the Company has previously furnished copies thereof to such Underwriter.

   The indemnity agreement in this subsection (a) shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act.

   (b) Each Underwriter of the applicable Designated Securities will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject with respect to such Designated Securities, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement or the Prospectus as amended or supplemented, or any amendment or supplement thereto with respect to such Designated Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any of such documents in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative[s] expressly for use therein; and will reimburse the Company for any legal fees or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim.

   The indemnity agreement in this subsection (b) shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

   (c)  Promptly after receipt by an indemnified party under subsection (a) or
(b) above of written notice of the commencement of any action such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, and in the event that such indemnified party shall not so notify the indemnifying party within 30 days following receipt of any such notice by such indemnified party, the indemnifying party shall have no further liability under such subsection to such indemnified party unless such indemnifying party shall have received other notice addressed and delivered in the manner provided in the second paragraph of Section 11 hereof of the commencement of such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party in its reasonable judgment, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

   (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters, in each case as set forth in the table on the cover page of the Prospectus as amended or supplemented with respect to such Designated Securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, including, with respect to any such Underwriter, the extent to which such losses, claims, damages or liabilities (or actions in respect thereof) result from the fact that such Underwriter sold such Designated Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference), whichever is most recent, if the Company has previously furnished copies thereof to such Underwriter. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

   8. If any Underwriter shall default in its obligation to purchase the Underwriters' Securities which it has agreed to purchase under the Pricing Agreement applicable to such Securities, the Representative[s] may in [its] [their] discretion arrange for [itself] [themselves] or for another party or other parties to purchase such Underwriters' Securities on the terms contained herein. If within 36 hours after such default by any Underwriter the Representative[s] [does] [do] not arrange for the purchase of such Underwriters' Securities, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties to purchase such Underwriters' Securities on such terms. In the event that, within the respective prescribed periods, the Representative[s] [notifies] [notify] the Company that [it has] [they have] so arranged for the purchase of such Underwriters' Securities, or the Company notifies the Representative[s] that it has so arranged for the purchase of such Underwriters' Securities, the Representative[s] or the Company, respectively, shall have the right to postpone the Time of Delivery for such Underwriters' Securities for a period of not more than seven days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus as amended or supplemented which in the opinion of Shearman & Sterling and counsel for the Company referred to in
Section 6(b) hereof may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if it had originally been a party to the Pricing Agreement with respect to such Designated Securities. In the event that neither the Representative[s] nor the Company arranges for another party or parties to purchase such Underwriters' Securities as provided in this Section, the Company shall have the right to require each non-defaulting Underwriter to purchase and pay for the Underwriters' Securities which such non-defaulting Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Securities and, in addition, to require each such non-defaulting Underwriter to purchase the Underwriters' Securities which the defaulting Underwriter or Underwriters shall have so failed to purchase up to an amount thereof equal to 10% of the principal amount of the Underwriters' Securities which such non-defaulting Underwriter has otherwise agreed to purchase under the Pricing Agreement relating to such Designated Securities; provided, however, that if the aggregate principal amount of Underwriters' Securities which any such defaulting Underwriter or Underwriters shall have so failed to purchase is more than one-eleventh of the aggregate principal amount of the Designated Securities, then the Pricing Agreement relating to such Designated Securities may be terminated either by the Company or, through the Representative[s], by such Underwriters as have agreed to purchase in the aggregate 50% or more of the remaining Designated Securities under the Pricing Agreement relating to such Designated Securities, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses referred to in Section 5(f) hereof and the indemnification provided in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

   9. The respective indemnities, agreements, representations, warranties and other statements of the Underwriters and the Company hereunder, as set forth in this Agreement or made by them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or the Company or any of its officers or directors or any controlling person, and shall survive delivery of and payment for the Designated Securities.

   10. If any Pricing Agreement shall be terminated pursuant to Section 8 hereof, or if any Designated Securities are not delivered by the Company because the condition set forth either in the last paragraph of Section 6 or in
Section 6(g) has not been met, then the Company shall be under no liability to any Underwriter with respect to the Designated Securities covered by such Pricing Agreement except as provided in Section 5(f) and Section 7 hereof; but if for any other reason any Designated Securities are not delivered by the Company as provided herein, the Company will be liable to reimburse the Underwriters, through the Representative[s], for all out-of-pocket expenses, including counsel fees and disbursements, as approved in writing by the Representative[s], reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but the Company shall then have no further liability to any Underwriter with respect to such Designated Securities except as provided in
Section 5(f) and Section 7 hereof.

   11. In all dealings with the Company under this Agreement and each Pricing Agreement, the Representative[s] of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative[s].

   All statements, requests, notices and agreements hereunder shall be in writing, or by telegram if promptly confirmed in writing, and if to the Representative[s] or the Underwriters shall be sufficient in all respects if delivered or sent by registered mail to the Representative[s] at [address of Representative[s]], and if to the Company shall be sufficient in all respects if delivered or sent by registered mail to the Company at The American Road, Dearborn, Michigan 48121, attention of the Secretary; provided, however, that any notice to an Underwriter pursuant to Section 7(c) hereof shall be delivered or sent by registered mail directly to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representative[s] upon request.

   12. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company, and to the extent provided in Section 7 and Section 9 hereof, the officers and directors of the Company and any person who controls any Underwriter or the Company, and their respective personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Designated Securities from any Underwriter shall be construed a successor or assign by reason merely of such purchase.

   13.  Time shall be of the essence of each Pricing Agreement.

   14. This Agreement and each Pricing Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

   15. This Agreement and each Pricing Agreement may be executed by each of the parties hereto and thereto in any number of counterparts, and by each of the parties hereto and thereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

   If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance hereof shall constitute a binding agreement.


                               Very truly yours,

                               FORD MOTOR CREDIT COMPANY



                               By


Accepted in New York, New York,
  as of the date hereof:

[NAME OF REPRESENTATIVE[S]]



By

                                                                         ANNEX I




                               Pricing Agreement


[NAME OF REPRESENTATIVE[S]]
  as Representative[s] of the
    Several Underwriters named
    in Schedule I hereto,
[Address of Representative[s]]

                                                                            , 19


Ladies and Gentlemen:

               Ford Motor Credit Company, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in
the Underwriting Agreement dated                 , 19   (the "Underwriting
Agreement") between the Company and [Name of Representative[s]], to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty set forth in Section 2 of the Underwriting Agreement relating to the Prospectus shall be deemed to have been made as of the date of the Underwriting Agreement and, with respect to the Prospectus as amended or supplemented applicable to the Designated Securities covered by this Pricing Agreement, shall be deemed to have been made as of the date of this Pricing Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

               An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed, or, in the case of a supplement, mailed for filing, with the Commission.

               Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities

                                                                   Ann. I - 2

set forth opposite the name of such Underwriter in Schedule I hereto [, less the principal amount of Designated Securities covered by Delayed Delivery Contracts, if any, [as may be specified in such Schedule II] [attributable to such Underwriter as determined pursuant to Section 3 of the Underwriting Agreement]].

               If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in the General Terms and Conditions of Underwriters' Participation in Underwritten Public Offerings of Securities Managed by [Name of Representative[s]], the form of which you have delivered to us. You represent that you are authorized on behalf of yourselves and each of the Underwriters to enter into this Pricing Agreement.


                                Very truly yours

                                FORD MOTOR CREDIT COMPANY


                                By


Accepted as of the date hereof:
     On behalf of each of
       the Underwriters

[NAME OF REPRESENTATIVE[S]]



By

                        SCHEDULE I TO PRICING AGREEMENT


                                                                             Principal Amount
                                                                              of Designated
                                                                              Securities to
       Underwriters                                                            be Purchased
       ------------                                                          ----------------

[Name of Representative[s]] ...............                                  $

[Names of Other Underwriters] .............






                                                                             ---------------
     Total ................................                                  $
                                                                             ===============

                        SCHEDULE II TO PRICING AGREEMENT



Title of Designated Securities:
       [   %] [Extendable] [Floating Rate] [Zero Coupon] [Notes]
       [Debentures] due

Aggregate principal amount:
       $

Denominations:
       [$1,000] [$5,000] [$        ]

Price to Public:
  % of the principal amount of the Underwriters' Securities, plus accrued
interest from           to              [and accrued amortization, if any,
from           to          ]

Purchase Price by Underwriters:
  % of the principal amount of the Underwriters' Securities, plus accrued
interest from           to              [and accrued amortization, if any,
from           to          ]

Maturity:


Interest Rate:
       [    %] [Zero Coupon] [See Floating Rate Provisions]

Interest Payment Dates:
       [months and dates]

Redemption Provisions:
       [No redemption provisions]

  [The Designated Securities may be redeemed, [otherwise than through the sinking fund,] in whole or in part at the option of the Company, in the
  amount of $         or an integral multiple thereof,

  [on or after           ,      at the following redemption prices (expressed in
  percentages of principal amount).  If [redeemed on or before           ,
       ,     %, and if] redeemed during the 12-month period beginning

                                                                     Sch. II - 2

               Year                              Redemption Price





            and thereafter at 100% of their principal amount, together in each case with accrued interest to the redemption date.]

            [on any interest payment date falling on or after             ,
            , at the election of the Company, at a redemption price equal to the principal amount thereof, plus accrued interest to the date of redemption.]

       [Other possible redemption provisions, such as mandatory redemption upon occurrence of certain events or redemption for changes in tax law]

       [Restriction on refunding]

Sinking Fund Provisions:
       [No sinking fund provisions]

       [The Designated Securities are entitled to the benefit of a sinking fund
       to retire $         principal amount of Designated Securities on
       in each of the years       through       at 100% of their principal
       amount plus accrued interest] [, together with [cumulative] [non-cumulative] redemptions at the option of the Company to retire an
       additional $        principal amount of Designated Securities in the
       years      through      at 100% of their principal amount plus accrued
       interest.]

                 [If Designated Securities are Extendable Debt
                              Securities, insert--

Extendable Provisions:

       The Designated Securities are repayable on           , at the option of
       the holder, at their principal amount with accrued interest.  The
       initial annual interest rate will be     %, and thereafter the annual
       interest rate will be adjusted on           ,     , and to a rate not
       less than     % of the effective annual interest rate on
       obligations with      year maturities as of the [interest date 15 days
       prior to maturity date] prior to such [insert maturity date].]

                                                                     Sch. II - 3

                [If Designated Securities are Floating Rate Debt
                              Securities, insert--

Floating Rate Provisions:

       The initial annual interest rate will be     % through             [and
       thereafter will be adjusted [monthly] [on each         ,        ,
       and         ] [to an annual rate of     % above the average rate
       for        -year [-month] [securities] [certificates of deposit]
       by         and         [insert names of banks].] [and the annual
       interest rate [thereafter] [from          through         ] will
       be the interest yield equivalent of the weekly average per annum
       market discount rate for         -month Treasury bills plus
       % of the Interest Differential (the excess, if any, of (i) the then-current weekly average per annum secondary market yield for
       - month certificates of deposit over (ii) the then-current interest yield equivalent of the weekly average per annum market
       discount rate for       -month Treasury bills); [from
       and thereafter the rate will be the then-current interest yield
       equivalent plus     % of the Interest Differential].]

Time of Delivery:
       [time and date], 19

Closing Location:
       Shearman & Sterling, New York, New York

Funds in which Underwriters to make Payment:
       [Immediately available funds] [[New York] Clearing House funds]

Delayed Delivery:
       [None]

       [Underwriters' commission shall be     % of the principal amount of
       Designated Securities for which Delayed Delivery Contracts have been entered into. Such commission shall be payable to the order of .]

       [Minimum aggregate principal amount of Designated Securities to be
       offered and sold pursuant to Delayed Delivery Contracts: $         .]

       [Minimum aggregate principal amount of Designated Securities to be
       offered and sold pursuant to Delayed Delivery Contracts: $         .]

[Additional Comfort Procedures:]

[Other Terms:]

                                                                        ANNEX II




                           Delayed Delivery Contract


                                                                            , 19



FORD MOTOR CREDIT COMPANY
c/o [Name and address of Representative[s]]
  Attention:


Ladies and Gentlemen:

            The undersigned hereby agrees to purchase from Ford Motor Credit Company (hereinafter called the "Company"), and the Company agrees to sell to the undersigned, principal amount of the Company's [Title of Designated Securities] (hereinafter called the "Designated Securities") offered by the Company's
Prospectus dated           , 19 , as amended or supplemented, receipt
of a copy of which is hereby acknowledged, at a purchase price of     % of the
principal amount thereof, plus accrued interest from the date from which interest accrues as set forth below, and on the further terms and conditions set forth in this contract. [The undersigned will purchase the Designated
Securities from the Company on           , 19  (the "Delivery Date"), and
interest on the Designated Securities so purchased will accrue from          ,
19 . Each of the Designated Securities will be dated the Delivery Date thereof.] [The undersigned will purchase the Designated Securities from the Company on the delivery date or dates and in the principal amount or amounts set forth below:

                                                 Principal               Date from Which
               Delivery Date                      Amount                 Interest Accrues
               -------------                     ---------               ----------------

                       , 19                      $                                  , 19
                       , 19                      $                                  , 19

Each such date on which Designated Securities are to be purchased hereunder is hereinafter referred to as a "Delivery Date". Each of the Designated Securities will be dated the Delivery Date thereof.]

               Payment for the Designated Securities which the undersigned has agreed to purchase on [the] [each] Delivery Date shall be made to the Company or its order by

                                                                     Ann. II - 2

certified or official bank check in [New York] Clearing House funds at the
office of               [at 9:30 a.m., New York City time,] on [the] [such]
Delivery Date upon delivery to the undersigned of the Designated Securities then to be purchased by the undersigned in definitive fully registered form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to [the] [such] Delivery Date.

               The obligation of the undersigned to take delivery of and make payment for Designated Securities on [the] [each] Delivery Date shall be subject to the conditions that (1) the purchase of Designated Securities by the undersigned shall not on [the] [such] Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the
Company, on or before           , 19 , shall have sold to the several
Underwriters, pursuant to the Pricing Agreement dated           , 19  with the
Company, an aggregate principal amount of Designated Securities equal to $ minus the aggregate principal amount of Designated Securities covered by this contract and other contracts similar to this contract. The obligation of the undersigned to take delivery of and make payment for Designated Securities shall not be affected by the failure of any purchaser to take delivery of and make payment for Designated Securities pursuant to other contracts similar to this contract.

               Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

               The undersigned represents and warrants that, as of the date of this contract, the undersigned is not prohibited from purchasing the Designated Securities hereby agreed to be purchased by it under the laws of the jurisdiction to which the undersigned is subject.

               This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

               This contract may be executed by either of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

               It is understood that the acceptance by the Company of any Delayed Delivery Contract (including this contract) is in the Company's sole discretion and that, without limiting the foregoing, acceptances of such contract need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

                                                                     Ann. II - 3


                               Yours very truly,





                               By
                                  (Signature)


                                (Name and Title)


                                   (Address)


Accepted,           , 19
FORD MOTOR CREDIT COMPANY


By


               THREE SIGNED COPIES OF THIS CONTRACT MUST BE RECEIVED BY [NAME
OF REPRESENTATIVE[S]] NOT LATER THAN 5:00 P.M. ON              , ACCOMPANIED BY
A CERTIFICATE OF SECRETARY OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY, AS TO THE AUTHORITY OF THE PERSON OR PERSONS SIGNING THIS CONTRACT.

                                                                       ANNEX III


               At the request of Ford, we are enclosing a copy of the unaudited condensed consolidated financial statements of Ford and Consolidated Subsidiaries as of [the end of the most recent fiscal quarter and the same fiscal quarter for the preceding fiscal year], together with a manually signed copy of our review report thereon. Our review was made in accordance with standards established by the American Institute of Certified Public Accountants.

               A review of interim financial information consists principally of obtaining an understanding of the system for the preparation of interim financial information, applying analytical review procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an examination in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion on the financial statements referred to above. However, as set forth in the attached report, based on our review, we are not aware of any material modifications that should be made to the financial statements referred to above for them to be in conformity with generally accepted accounting principles.

               [As further set forth in the attached report, we have previously examined, in accordance with generally accepted auditing standards, the consolidated balance sheet as of [the end of the most recent fiscal year] and the related consolidated statements of income, stockholders' equity and changes in financial position for the year then ended (not presented herein); and in our report dated [the date of such opinion], we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the condensed consolidated balance sheet as of [the end of the most recent fiscal year] appearing in Ford's First Quarter press release is fairly stated in all material respects in relation to the consolidated balance sheet from which it has been derived.]*

               We are independent certified public accountants with respect to Ford and its subsidiaries within the meaning of the Securities Act of 1933 and the applicable published rules and regulations thereunder.


- ----------------
* Paragraph will be deleted from the letters for the second and third fiscal quarters.

                                                                        ANNEX IV




                      Matters to be Covered by Letters of
                    Independent Certified Public Accountants


               (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder, and the statement in the Registration Statement in answer to Item 10 of Form S-3 is accurate insofar as it relates to them;

           (ii) In their opinion, the audited consolidated financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Company's Annual Report on Form 10-K most recently filed with the Commission and covered by their report included therein (the "audited financials") comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the published rules and regulations under the Act or the Exchange Act, as applicable;

          (iii) On the basis of limited procedures, not constituting an audit, which have been carried out through a specified date not more than two business days prior to the date of each such letter,* including (1) a reading of the unaudited consolidated financial statements of the Company and its consolidated subsidiaries included in the Company's Quarterly Reports on Form 10-Q filed with the Commission from the beginning of the Company's fiscal year through the date of such letter (the "quarterly financials"), (2) a reading of the latest available monthly unaudited consolidated financial statements of the Company and its consolidated subsidiaries (the "monthly financials"), (3) a reading of the minutes of the meetings of the Board of Directors, Finance Committees and stockholders of the Company and Holdings since the date of the audited financials, (4) inquiries of certain officials of the Company and Holdings responsible for financial and accounting matters as to transactions and events subsequent to the date of the audited financials, and (5) such other procedures and inquiries as may be described in each such letter, nothing has come to their attention which has caused them to believe that:



- -------------------
* In the case of letters delivered pursuant to Section 6(d)(ii) of the Underwriting Agreement, such procedures will be carried out through a specified date not more than two business days prior to the effective date of the Registration Statement or not more than two business days prior to the most recent report filed with the Commission containing financial statements, if the date of such report is later than such effective date.

                                                                     Ann. IV - 2




               (A) The quarterly financials or the monthly financials were not prepared in conformity with generally accepted accounting principles applied on a basis consistent in all material respects with those followed in the preparation of the audited financials, except as disclosed in the most recent report filed with the Commission containing financial statements or in each such letter; or

               (B) The quarterly financials or the monthly financials reflect any adjustments other than normal recurring adjustments, except as disclosed in the most recent report filed with the Commission containing financial statements or in each such letter; or

               (C) At the date of the monthly financials, there was any change with respect to the Company and its consolidated subsidiaries in the capital stock or any net change (i) in excess of $350,000,000 in consolidated short-term debt (excluding the current portion of long-term debt) or (ii) in excess of $25,000,000 in consolidated long-term debt (including the current portion thereof) or any decrease in consolidated stockholder's equity, as compared, in each case, with the corresponding amounts in the consolidated balance sheet of the Company and its consolidated subsidiaries as of the date of the most recent quarterly financials, except, in all instances, for changes which the most recent report filed with the Commission containing financial statements disclosed have occurred or may occur or which are described in each such letter; or

               (D) At a recent date specified in each letter and in each case satisfactory to the Representative[s] in their reasonable judgment, there was any change with respect to the Company and its consolidated subsidiaries in the capital stock or any net change (i) in excess of $350,000,000 in consolidated short-term debt (excluding the current portion of long-term debt) or (ii) in excess of $25,000,000 in consolidated long-term debt (including the current portion thereof), as compared, in each case, with the corresponding amounts in the consolidatedbalance sheet of the Company and its consolidated subsidiaries as of the date of the most recent quarterly financials, except, in all instances, for changes which the most recent report filed with the Commission containing financial statements disclosed have occurred or may occur or which are described in each such letter; or

               (E) For the period from the date of the most recent quarterly financials through the date of the monthly financials, there was any decrease, as compared with the corresponding period in the preceding year, in the consolidated amounts of total financing revenue or investment and other income or total revenue or income before income taxes or net income of the Company and its consolidated subsidiaries, except for decreases which the most recent report filed with the Commission containing financial statements disclosed have occurred or may occur or which are described in each such letter;

                                                                     Ann. IV - 3


           (iv) With respect to any unaudited pro forma financial information included in the Registration Statement or the Prospectus as amended or supplemented at the date of such letter (the "pro forma financials"), they are unable to and do not express any opinion on the pro forma financials or on the pro forma adjustments applied to the historical amounts included in the pro forma financials. However, for the purposes of such letter, they have (1) read the pro forma financials, (2) made inquiries of certain officials of the Company responsible for financial and accounting matters as to the basis for their determination of the pro forma adjustments and whether the pro forma financials comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X, and (3) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financials and on the basis of such procedures and inquiries, nothing has come to their attention which has caused them to believe that:

               (A) The pro forma financials do not comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X; or

               (B) The pro forma adjustments have not been properly applied to the historical amounts in the compilation of the pro forma financials; and

       (v) They have performed certain specified procedures, including comparisons with certain specified accounting records of the Company and its subsidiaries, with respect to certain items of information included in the Registration Statement, in the most recent report filed with the Commission from the beginning of the Company's fiscal year through the date of such letter* and, in the case of each letter to be delivered pursuant to Section 6(d)(iii) of the Underwriting Agreement, in the Prospectus as amended or supplemented through the date of such letter, and have found such items to be in agreement with such records.


- -------------------
* In the case of letters delivered pursuant to Section 6(d)(ii) of the Underwriting Agreement, such procedures will be carried out through a specified date not more than two business days prior to the effective date of the Registration Statement or not more than two business days prior to the most recent report filed with the Commission containing financial statements, if the date of such report is later than such effective date.